Exhibit 3.12

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PVG GP, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 2006, AT 11:10 O’CLOCK A.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4215170 8100	AUTHENTICATION:	5022658
060823350	DATE:	09-06-06

State of Delaware Secretary of State Division of Corporations Delivered 11:14 AM 09/06/2006 FILED 11:10 AM 09/06/2006 SRV 060823350 – 4215170 FILE

CERTIFICATE OF FORMATION

of

PVG GP, LLC

This Certificate of Formation, dated September 6, 2006, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is PVG GP, LLC.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date written first above.

/s/ Jean M. Whitehead
Jean M. Whitehead Authorized Person